UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 6, 2011

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2821 McGaw Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant's Telephone Number, Including Area Code:

Aftermarket Enterprises, Inc.

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

AllDigital Holdings, Inc. (the “Company”) has received and accepted the resignation of Brad Wilhite from the Company’s Board of Directors, effective as of September 7, 2011.

Effective as of September 7, 2011, the Company has appointed David Williams as a director of the Company. Mr. Williams is presently the President and owner of Advanced Dental Designs, a specialty manufacturer of precision dental equipment.  Prior to this, he was the Manager of Affiliate Operations for Google, where he oversaw a national team managing 1600 radio stations as part of Google’s ad network.  Mr. Williams had previously been the Manager of Affiliate Operations at dMarc Broadcasting.  He was the VP of Operations at VitalStream, where he managed several teams responsible for solutions deployment, customer service and network operations.  Before VitalStream, Mr. Williams had co-founded SiteStream along with Steve Smith, which was later acquired by VitalStream.  Mr. Williams, who is based in Newport Beach, CA, is an alumnus of USC and received his MBA from Wharton Business School.

In connection with his appointment, Mr. Williams was granted an option to purchase 150,000 shares of common stock of the Company with an exercise price of $0.25 per share, vesting 50% on each of September 7, 2012 and 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllDigital Holdings, Inc.

Date: September 9, 2011	By: /s/ John Walpuck
John Walpuck, Chief Operating Officer and Chief Financial Officer

3